Exhibit 99.1

Issuer Direct Reports First-Quarter Fiscal Year 2011 Results

MORRISVILLE, N.C., May 4,2011 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTC: ISDR- News), a market leader and innovator of unified regulatory, disclosure and compliance solutions, today reported financial results for the first quarter ended March 31, 2011. Additionally, the company anticipates filing its quarterly report including its financials in eXtensible Business Reporting Language (XBRL) with the Securities and Exchange Commission after market close today.

Highlights of the First Quarter of 2011 include:

●	Compliance and Reporting services business increased 21%.
●	Executed a key reseller partnership agreement for our XBRL tagging services that will substantially increase our market share in fiscal 2011.
●	iFUND Direct signed post sale fulfillment agreements with key mutual funds and brokers.
●	Non-GAAP net income was positive for the period.

Financial Results for First Quarter 2011 vs. First Quarter 2010

Revenues for the quarter ended March 31, 2011 decreased 15% to $513,556 as compared to $605,081 in the same period in fiscal 2010.  The decrease in revenue from our printing and financial communication services business is primarily due to our strategic focus on our compliance and reporting business, specifically XBRL tagging services. Gross profit for the three months ended March 31, 2011 was $281,460 as compared to $405,826 in the same period of 2010.  The Company reported a net loss of $25,782, or $0.00 per share, during the first quarter of 2011 compared to net income of $134,664, or $0.01 per share, during the same period of 2010.

“The Company has generated momentum during the first quarter from new issuer contracts to resellers and strategic clients – this is encouraging for our shareholders. We are uniquely positioned in many of our businesses for sustained growth in fiscal 2011 and beyond,” said Brian R. Balbirnie, chairman and CEO of Issuer Direct. “During the first quarter, we accelerated our goal of building a reseller channel for our reporting business.”

During the first quarter of 2011, the Company began delivering its XBRL tagging services to its issuers, resulting in a 21% revenue increase in its compliance and reporting services business. The increase was attributable to the initial set up work for corporate issuers whom the Company has entered into annual contracts with. XBRL tagging services should provide significant revenue during the remainder of fiscal 2011 as the Company has secured commitments to perform XBRL services for hundreds of issuers.

At the end of the period, the Company has an ever-changing backlog of approximately $400,000 in XBRL tagging and reporting services, primarily due to the SEC's new regulatory requirement referred to as interactive data or XBRL. For the majority of public companies Issuer Direct serves, eXtensible Business Reporting Language or (XBRL) will be required during 2011 beginning in the quarter ended June 30. We believe this will result in a significant increase in reporting revenues from financial tagging and consulting engagements. Also consistent with past practice, the Company's backlog figures are not intended to constitute the entire amount of revenue expected to be recognized in future periods, as the Company's business includes other revenue sources in addition to those quantified in its backlog.

Non-GAAP Results

The Company reported non-GAAP net income during the three months ended March 31, 2011 of $6,759, or $0.00 per share, as compared to non-GAAP net income of $202,676, or $0.01 per share, during the same period of 2010.  Please refer to the attached reconciliations of non-GAAP financial measures referred to in this release to the most directly comparable GAAP measures.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations.  The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovator in public company products and services. As an issuer services focused company, Issuer Direct alleviates the complexity of maintaining compliance through integrated products and services that help companies produce and distribute their financial and business communications both online and in print. As a shareholder compliance company, Issuer Direct is dedicated to assisting corporate issuers in an ever-changing regulatory environment and to comply with the myriad of rules imposed by regulatory bodies.

Learn more about Issuer Direct today - http://ir.issuerdirect.com/isdr

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Financial Tearsheet - http://ir.issuerdirect.com/tearsheet/pdf/isdr

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact our forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including but not limited to the discussion under "Risk Factors" therein, filed with the SEC, which you may view at http://www.sec.gov.

Contact:
Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$501,893	$504,713
Accounts receivable, (net of allowance for doubtful accounts of $74,008 and $56,024, respectively)	222,650	175,336
Deferred income tax asset – current	102,400	102,400
Other current assets	20,510	16,581
Total current assets	847,453	799,030
Furniture, equipment and improvements, net	75,598	53,375
Deferred income tax – noncurrent	118,400	118,400
Intangible assets (net of accumulated amortization of $60,000 and $55,166, respectively)	88,196	93,029
Other noncurrent assets	16,106	15,576
Total assets	$1,145,753	$1,079,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,367	$65,570
Accrued expenses	34,228	34,918
Deferred revenue	88,606	51,382
Total current liabilities	212,201	151,870
Other long term liabilities	32,258	19,810
Total liabilities	244,459	171,680

Stockholders' equity:
Preferred stock, $1.00 par value, 30,000,000 shares authorized – Series A, 60 shares designated, no shares issued and outstanding; Series B, 476,200 shares designated, no shares issued and outstanding.	-	-
Common stock $.001 par value, 100,000,000 shares authorized, 17,685,312 shares issued and outstanding as of March 31, 2011 and December 31, 2010.	17,685	17,685
Additional paid-in capital	1,680,558	1,661,212
Accumulated deficit	(796,949)	(771,167)
Total stockholders' equity	901,294	907,730
Total liabilities and stockholders’ equity	$1,145,753	$1,079,410

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31, 2011	March 31, 2010
Revenues	$513,556	$605,081
Cost of services	232,096	199,255
Gross profit	281,460	405,826
Operating costs and expenses:
General and administrative	233,736	160,301
Sales and marketing expenses	64,549	64,192
Depreciation and amortization	11,819	11,399
Total operating costs and expenses	310,104	235,892
Net operating income (loss)	(28,644)	169,934
Other income (expense):
Interest income (expense), net	2,862	(35,270)
Total other income (expense)	2,862	(35,270)
Net income (loss)	$(25,782)	$134,664
Income (loss) per share - basic	$(0.00)	$0.01
Income (loss) per share - fully diluted	$(0.00)	$0.01
Weighted average number of common shares outstanding - basic	17,685,312	16,843,108
Weighted average number of common shares outstanding - fully diluted	17,837,574	16,887,181

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$(25,782)	$134,664
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	11,818	11,399
Bad debt expense	21,182	32,111
Non-cash interest expense	-	34,179
Stock-based expense	19,346	27,000
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(68,496)	(77,633)
Decrease (increase) in deposits and prepaids	(4,459)	193
Increase (decrease) in accounts payable	23,797	9,827
Increase (decrease) in accrued expenses	11,758	4,555
Increase (decrease) in deferred revenue	37,224	-
Net cash provided by operating activities	26,388	176,295

Cash flows from investing activities:
Purchase of property and equipment	(29,208)	(6,958)
Net cash used in investing activities	(29,208)	(6,958)

Cash flows from financing activities:
Net cash used in financing activities	-	-

Net change in cash	(2,820)	169,337
Cash – beginning	504,713	146,043
Cash – ending	$501,893	$315,380

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash activities:
Related party notes payable and accrued interest converted to common shares	$-	$59,666

Related party notes payable and accrued interest converted to preferred shares	$-	$27,780

ISSUER DIRECT CORPORATION
RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended March 31,
	2011		2010
	Amount	Per diluted share	Amount	Per diluted share
Net loss	$(25,782)	$(0.00)	$134,664	$0.01
Adjustments:
Amortization of intangible assets (1)	4,833	0.00	6,833	0.00
Stock based compensation (2)	19,346	0.00	27,000	0.00
Non-cash interest expense (3)	8,362	0.00	34,179	0.00
Non-GAAP net income	$6,759	$0.00	$202,676	$0.01

(1)	The adjustments represent the amortization of intangible assets related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3)
The adjustments represent non-cash interest expense incurred upon the conversion of notes payable into shares of the company for the value of the shares received in excess of the carrying value of the notes payable and accrued interest.